Exhibit 99(c)(9)

Project Oak Tree

Potential Buyers Contact Summary

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “**”.  AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE U.S. SECURITIES AND EXCHANGE COMMISSION.

[LOGO]

Champions of Growth

December 1, 2005

Potential Buyers Contact Summary

Strategic Buyers Contact Summary – Tier I

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x					Will hear back later this month.
**	x	x				Sent Teaser.
**	x					Sent e-mail; waiting to hear back.
**	x					Initiated contact.
**	x	x				Sent Teaser; left follow-up voicemail.
**						TWP meeting on 12/2/05.
**						Hold off for now.
**						Oak Tree to contact.

Total 8	5	2	0	0	0

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x	x			Familiar with Oak Tree; focused on integrating ** acquisition; “Not the right time”.
**	x	x	x			Getting acquired by **.
**	x	x	x			Not interested; sector is of interest but “not the right time”.
**	x	x	x			Sector is generally of interest but prefer organic and other “viable” opportunities.

Total 4	4	4	4	0	0

**  Confidential material redacted and submitted separately to the Securities and Exchange Commission.

[LOGO]

Potential Buyers Contact Summary

Financial Buyers Contact Summary – Tier I

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x				Sent Teaser and NDA.
**	x	x				Sent Teaser; left follow-up voicemail.
**						Hold off for now.
**	x	x				Sent Teaser.
**	x	x				Negotiating NDA.
Austin Ventures	x	x		x	x	Interested but expressed concern around valuation.

Total 6	5	5	0	1	1

Declined

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**	x	x	x			Lack of scale; negative cash flow; might need additional investment.
**	x		x			Declined; lack of scale.
**	x	x	x			Subscale / negative cash flows / uncomfortable with using Oak Tree as a platform, given assumption that they’d likely need to complement with additional acquisitions.

Total 3	3	2	3	0	0

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Potential Tier II Partners

Strategic Buyers

	Made	Sent		NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

**
**
**
**
**
**
**
**
**
**

Total 10	0	0	0	0	0

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.